UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SMART-TEK SOLUTIONS INC.
(Name of Registrant as Specified in Its Charter)

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SMART-TEK SOLUTIONS INC.
3702 South Virginia Street, Suite G12-401
Reno, NV 89502

____________________________

CONSENT SOLICITATION STATEMENT

To Our Stockholders:

The board of directors of Smart-Tek Solutions Inc. (“we,” “us,” “our,” or “our company”) is soliciting your consent on behalf of our company to a proposal, which has been approved by our board of directors subject to stockholder approval. As discussed in more detail in this consent solicitation statement, we are asking our stockholders to approve a 250-for-1 reverse split of shares of our common stock (the “Proposal”).

We are soliciting your approval of this Proposal by written consent in lieu of a meeting of stockholders because our board of directors believes that it is in the best interests of our company and our stockholders to solicit such approval in the most cost effective manner. A form of written consent is enclosed for your use.

We intend to mail this consent solicitation statement and accompanying form of written consent on or about March 12, 2009. Our board of directors has fixed a record date of February 26, 2009 (the “Record Date”) for determination of our stockholders entitled to give written consent.

The written consent of stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date is required to approve the Proposal.

Your consent is important regardless of the number of shares of stock that you hold. Although our board of directors has approved the Proposal, the Proposal requires the approval by the vote of stockholders holding a majority of the voting power of our outstanding common stock as of the Record Date.

Our board of directors unanimously recommends that you consent to the Proposal. We will be authorized to effect the action described in the Proposal when we have received consents from stockholders representing a majority of the voting power of our outstanding common stock. If you approve the Proposal, please mark the enclosed written consent form to evidence “CONSENT”, sign and date the written consent form and return it to us.

Please mail or fax the enclosed written consent to us no later than March 31, 2009 at:

Smart-Tek Solutions Inc.
Unit 10 - 11720 Voyageur Way
Richmond, BC V6X 3G9
Fax: (604) 718-1889

THE CONSENT PROCEDURE

General

As discussed in more detail in this consent solicitation statement, we are asking our stockholders to approve the proposal for a 250-for-1 reverse split of shares of our outstanding common stock by written consent (the “Proposal”).

Our board of directors approved the reverse split on February 16, 2009, the effectiveness of which is conditioned upon our stockholders’ approval.

Voting; Record Date; Vote Required

Only holders of record of our common stock on the Record Date will be entitled to consent to the Proposal. On the Record Date there were 111,812,971 shares of our common stock, par value $0.001 issued and outstanding. Each share of our common stock is entitled to one vote on the Proposal.

The Proposal will be approved by our stockholders if we receive the written consent of stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date. A written consent form that has been signed, dated and delivered to us with the “CONSENT” box checked will constitute consent for the Proposal. A written consent form that has been signed, dated and delivered to us with the “WITHHOLD CONSENT” or “ABSTAIN” boxes checked or without any of the boxes checked will be counted as a vote against the Proposal.

Consents, once dated, signed and delivered to us, will remain effective unless and until revoked by written notice of revocation dated, signed and delivered to us before the time that we have received written consent of stockholders representing a majority of the voting power of our outstanding common stock as of the Record Date.

Written consents, a form of which is enclosed, may be delivered to us via facsimile to (604) 718-1889 or mailed to the following address:

Smart-Tek Solutions Inc.
Unit 10 - 11720 Voyageur Way
Richmond, BC V6X 3G9

Expense of Consent Solicitation

We will pay the expense of soliciting the consents and the cost of preparing, assembling and mailing material in connection therewith. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by our director, officer, and regular employees.

PROPOSAL

APPROVAL TO EFFECT A 250-FOR-1 REVERSE SPLIT
OF SHARES OF OUR COMMON STOCK

General

The purpose of the Proposal is to approve a 250-for-1 reverse split of shares of our outstanding common stock without a change in par value of $0.001 per share and with any resulting fractional share being rounded up to the next whole share at the effective date and time which our board of directors determines, provided that such time and date is prior to June 30, 2009. The number of authorized shares of common stock will not change as a result of the reverse split, if effected.

Our board of directors believes that by reducing the number of shares of our common stock outstanding through the reverse split, the per share price of our common stock will, upon such reduction, proportionately increase. Our board of directors also believes that a higher per share trading price may be more appealing to institutional investors, institutional funds and brokers, and thereby result in greater liquidity for stockholders and lower trading costs.

Our board of directors also believes that the additional available authorized shares of common stock that would result from a reverse split may facilitate future capital raising needs and acquisitions of companies or assets. In addition to focusing on the growth of our current business, our board of directors intends, as part of our business plan, to evaluate opportunities for growth through the acquisition of companies in similar or complementary lines of business. We may, from time to time, evaluate financing transactions involving the sale of our common stock or securities convertible into shares of our common stock. While we constantly evaluate the market for opportunities, there are no current proposals or agreements written or otherwise, at this time to issue any of the additional available authorized shares of common stock that would result from the reverse split.

Purposes of the Proposed Reverse Split

Our board of directors believes that a reverse split may enhance the acceptability of our common stock by the financial community and the investing public, and consequently improve the liquidity of our common stock. The expected increased price level may encourage interest and trading in our common stock by institutional investors and funds that may be disinclined or prohibited from purchasing lower priced stocks. Additionally, a variety of policies and practices of broker-dealers discourage individual brokers from dealing in lower priced stocks, and brokers may be more inclined to transact in our shares if they trade at a higher per share price. In addition, the transaction costs (commissions, markups or markdowns) of lower priced stocks tend to represent a higher percentage of total share value than higher priced stocks, which can discourage ownership of lower priced stocks by both institutional and retail investors.

We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our common stock will occur. Our board of directors cannot predict with certainty what effect the reverse split will have on the market price of our common stock, particularly over the longer term. Some investors may view a reverse split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares.

How a Reverse Split Will Affect Stockholders

The Proposal, if approved, will affect all of our stockholders uniformly and will not affect any stockholders percentage ownership interests or proportionate voting power in our company, except to the extent that the result of the reverse split results in any of our stockholders owning a fractional share. If this occurs, the fractional shares will be rounded up to the next whole share. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable.

The principal effect of the reverse split will be that the number of shares of our common stock issued and outstanding will be reduced as follows (without taking into account the effect, if any, of rounding up any fractional shares created by the reverse split to the next whole share):

# of Shares Outstanding	# of Shares Outstanding
Pre-Reverse Split	Post-Reverse Split (approximate)
111,812,971	447,252

As such, and for purposes of illustration only, each stockholder holding 250 shares of our common stock (par value $0.001 per share) immediately prior to the reverse split taking effect will become a holder of 1 share of our common stock (par value $0.001 per share) after the reverse split is effective.

The reverse split is not part of any plan or proposal to take our company private.

Effective Increase in Authorized Shares of Common Stock

The Proposal, if approved, would not change the number of authorized shares of our common stock, which is 500,000,000, under our articles of incorporation. Therefore, because the number of issued and outstanding shares of our common stock would decrease, the number of shares remaining available for issuance would increase. As explained in more detail below, these additional shares of common stock would be available for issuance from time to time for corporate purposes such as acquisitions of companies or assets, sales of stock or securities convertible into common stock and raising additional capital. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

The increased reserve of shares available for issuance would give us the flexibility of using common stock to raise capital and/or as consideration in acquiring other businesses. We are continuously seeking opportunities to add more expertise and proprietary products and services to further enhance our core capabilities through additional acquisitions of technologies or businesses. Such acquisitions may be effected using shares of common stock or other securities convertible into common stock and/or by using capital that may need to be raised by selling such securities. The current number of available authorized shares of common stock could limit our ability to effect acquisitions of businesses using shares of our common stock or issuing shares to raise capital to fund such acquisitions or for other purposes.

The increased reserve of shares available for issuance may also be used to facilitate public or private financings. If sufficient operating funds cannot be generated by operations, we may need to, among other things, issue and sell unregistered common stock, or securities convertible into common stock, in private transactions. We have no plans or agreements in place for any financing at this time. Such transactions might not be available on terms favorable to us, or at all. We may sell common stock at prices less than the public trading price of the common stock at the time, and we may grant additional contractual rights to purchase not available to other holders of common stock, such as warrants to purchase additional shares of common stock or anti-dilution protections.

In addition, the increased reserve of shares available for issuance may be used for our equity incentive plan for grants to our directors, officers, employees, consultants. Our board of directors believes that it is critical to incentivize our directors, officers, employees, and consultants, to increase our revenues and profitability, and as a result, our market value, through equity incentive awards. Such equity incentive plan may also be used to attract and retain employees or in connection with potential acquisitions as we grant options to the employees of the acquired companies. Our board of directors believes that our ability to achieve our growth strategy may be impaired without additional shares of authorized common stock that could be used to provide such equity incentives.

The flexibility of our board of directors to issue additional shares of common stock could also enhance our ability to negotiate on behalf of our stockholders in a takeover situation. The authorized but unissued shares of common stock could be used by our board of directors to discourage, delay or make more difficult a change in the control of our company. For example, such shares could be privately placed with purchasers who might align themselves with our board of directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. Stockholders should therefore be aware that approval of this Proposal could facilitate future efforts by our board of directors to deter or prevent changes in control of our company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The availability of additional shares of common stock is particularly important in the event that our board of directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action. If this Proposal is approved by the stockholders and the reverse split is effected, our board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.

If this Proposal is approved, the additional authorized but unissued shares of common stock may generally be issued from time to time for such proper corporate purposes as may be determined by our board of directors, without further action or authorization by our stockholders, except for some limited circumstances where stockholder approval is required by law.

We are considering a change in our current line of business. If this Proposal is approved, we may use the additional available authorized shares of common stock that would result from a reverse split to issue a controlling block of shares to another entity or group in connection with our change of business. We have no plans, proposals or arrangements, written or otherwise, at this time, to issue any of the additional available authorized shares of common stock that would result from a reverse split. The possible future issuance of shares of equity securities consisting of common stock or securities convertible into common stock could affect our current stockholders in a number of ways, including the following:

  diluting the voting power of the current holders of common stock;
  diluting the market price of the common stock, to the extent that the shares of common stock are issued and sold at prices below current trading prices of the common stock, or if the issuance consists of equity securities convertible into common stock, to the extent that the securities provide for the conversion into common stock at prices that could be below current trading prices of the common stock;
  diluting the earnings per share and book value per share of the outstanding shares of common stock; and
  making the payment of dividends on common stock potentially more expensive.

Effect on Registration of Common Stock Under the Securities Exchange Act of 1934

Our common stock is currently registered under the Securities Exchange Act of 1934. A reverse split would not affect the registration of our common stock under the Securities Exchange Act of 1934. After the reverse split, our common stock would continue to be quoted on the Financial Industry Regulatory Authority’s Over-the-Counter Bulletin Board market. However, we anticipate that our stock symbol will change with the effectiveness of the reverse split.

Effect on Voting Rights of, and Dividends on, Common Stock

Proportionate voting rights and other rights of the holders of common stock would not be affected by the reverse split. The percentage of outstanding shares owned by each stockholder prior to the split will remain the same, except for adjustment as a consequence of rounding up any fractional shares created by the reverse split to the next whole share, which is discussed in more detail under ”Fractional Shares,” below. For example, generally, a holder of two percent of the voting power of the outstanding shares of common stock immediately prior to the effective time of the reverse split would continue to hold two percent of the voting power of the outstanding shares of common stock after a reverse split.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future. Therefore, we do not believe that a reverse split would have any effect with respect to future distributions, if any, to our stockholders.

Effect on Beneficial Stockholders

Upon the reverse split, we intend to treat stockholders holding stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse split for their beneficial holders, holding the stock in “street name.” However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered Certificated Shares

If you hold any of your shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the reverse split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse split shares to the transfer agent. Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required. Any old shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for new shares.

Stockholders should not destroy any certificate(s) and should not submit any certificate(s) unless requested to do so.

Increased Transaction Costs

The number of shares held by each individual stockholder will be reduced if the reverse split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the reverse split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Effect on Liquidity

The decrease in the number of shares of our common stock outstanding as a consequence of the reverse split may decrease the liquidity in our common stock if the anticipated beneficial effects on the trading market for our common stock do not occur. See “Purposes of the Proposed Reverse Split,” above.

Potential Anti-Takeover Effect

If the Proposal is approved, the increased proportion of authorized but unissued shares of our common stock to issued and outstanding shares thereof could, under certain circumstances, have an anti-takeover effect. For example, such a change could permit future issuances of our common stock that would dilute the stock ownership of a person seeking to effect a change in composition of our board of directors or contemplating a tender offer or other transaction for the combination of our company with another entity. The reverse split, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or to obtain control of us.

Fractional Shares

Each share of our common stock issued and outstanding immediately prior to effective time of the reverse split, will be, automatically and without any action on the part of our stockholders, converted into and reconstituted into a fraction of a share of our common stock. However, we will not cash-out any of our stockholders as a result of the reverse split. In the event the reverse split results in a fractional share, we will round up and issue a whole share to the affected stockholder.

Impact on Options, Warrants and Convertible Securities

If the Proposal is approved, the number of shares of our common stock that may be issued upon the exercise of conversion rights held by holders of other securities convertible into our common stock will be reduced proportionately based upon the reverse split ratio. Proportionate adjustments will also be made to the per-share exercise price and the number of shares of our common stock issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of our common stock.

Effective Date of the Reverse Split

If the Proposal is approved by our stockholders, the reverse split will be effective at the time and date which our board of directors determines, provided that such time and date is prior to June 30, 2009. Beginning on the effective time and date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Accounting and Tax Consequences

The par value of our common stock would remain unchanged at $0.001 per share after the reverse split. However, the common stock as designated on our balance sheet would be adjusted downward in respect of the shares of the new common stock to be issued in the reverse split such that the common stock would become an amount equal to the aggregate par value of the shares of new common stock being issued in the reverse split, and that the additional paid in capital as designated on our balance sheet would be increased by an amount equal to the amount by which the common stock was decreased. Additionally, net income (loss) per share would increase proportionately as a result of the reverse split since there will be a lower number of shares outstanding.

Each stockholder is urged to consult with such stockholder’s tax advisor with respect to the particular tax consequences of the reverse split.

No Appraisal Rights

Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with dissenters' or appraisal rights in connection with this Proposal.

Required Vote

Approval of a reverse split without corresponding decrease in the number of authorized shares of common stock requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Board of Directors Recommendation

Our board of directors recommends that our stockholders give their “CONSENT” to this Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 26, 2009, there were 111,812,971 shares of our common stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of that date by (i) our director and executive officer and (ii) person known to us who beneficially owns more than 5% of our common stock.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Class (1)
Director and Officer

Common Stock	Perry Law	8,204,241	7.3%
	Unit 10 – 11720 Voyageur Way
	Richmond, BC V6X 3G9
Common Stock	Directors and Officers as	8,204,241	7.3%
	a group
5% Stockholders
Common Stock	Global Software Consulting	6,500,000	5.8%
	Unit 10 – 11720 Voyageur Way
	Richmond, BC V6X 3G9
Common Stock	Perry Law	8,204,241 (2)	7.3%
	Unit 10 – 11720 Voyageur Way
	Richmond, BC V6X 3G9
Common Stock	Essex Property Management	9,000,000	8%
	Ltd.
	Unit 10 – 11720 Voyageur Way
	Richmond, BC V6X 3G9
Common Stock	Donald Gee	10,000,000	8.9%
	Unit 10 – 11720 Voyageur Way
	Richmond, BC V6X 3G9
Common Stock	GEV 2000 KFT	5,713,857	5.1%
	Unit 10 – 11720 Voyageur Way
	Richmond, BC V6X 3G9
Common Stock	International Business Strategy	7,000,000	6.3%
	Unit 10 – 11720 Voyageur Way
	Richmond, BC V6X 3G9

Notes

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. The percentage of class is based on 111,812,971 shares of common stock issued and outstanding as of February 26, 2009.

(2)

7,746,032 of these shares are held by P5 Holdings Ltd., a company of which Perry Law holds all of the voting securities. On June 23, 2008, we entered into debt settlement agreements with Perry Law and P5 Holdings Ltd. Pursuant to the terms of the debt settlement agreements, we issued an aggregate of 8,203,241 shares to Mr. Law (457,209 shares) and P5 Holdings Ltd. (7,746,032 shares). The shares were issued as consideration of the settlement of unsecured loans in the amount of $287,113.45 owed to Mr. Law and P5 Holdings Ltd. by our company.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of our company at any time since the beginning of our fiscal year ended June 30, 2008 and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for the next annual meeting of stockholders is a reasonable time before we begin to print and send our proxy materials. Proposals received after such time will be considered untimely. In addition, the acceptance of such proposals is subject to the Securities and Exchange Commission guidelines.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding", potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one, please notify your broker. Stockholders who currently receive multiple sets of the proxy materials at their address and would like to request "householding" of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

By Order of the Board of Directors

/s/ Perry Law
Perry Law
President and sole director
March 10, 2009

WRITTEN CONSENT SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

OF SMART-TEK SOLUTIONS INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED.

The undersigned, without the formality of convening a meeting, does hereby consent with respect to all of shares of common stock of Smart-Tek Solutions Inc. held by the undersigned to the adoption of the proposal set forth below:

Proposal to approve the 250-for-1 reverse split of shares of outstanding common stock of Smart-Tek Solutions Inc. without a change in par value of $0.001 per share and with any resulting fractional share being rounded up to the next whole share at the effective date and time which the board of directors of Smart-Tek Solutions Inc. determines, provided that such time and date is prior to June 30, 2009:

[MARK ONLY ONE OF THE FOLLOWING THREE BOXES]

[   ] CONSENT / FOR

[   ] WITHHOLD CONSENT / AGAINST

[   ] ABSTAIN

The undersigned represents that the undersigned owns the following number of shares of common stock of Smart-Tek Solutions Inc. (please insert number): _________________.

Please sign exactly as the name or names appear on your stock certificate(s). If the shares are issued in the names of two or more persons, all such persons should sign the consent form. A consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing.

Date:	______________________________________, 2009

Stockholder Name (printed):

Signature:

Title (if applicable):

Signature (if held jointly):

Title (if applicable):

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY
AND FAX IT TO (604) 718-1889 OR RETURN IT TO:

Smart-Tek Solutions Inc.
Unit 10 - 11720 Voyageur Way
Richmond, BC V6X 3G9